Exhibit 99.01

NuStar Energy L.P. Reports Earnings Results for the Third Quarter of 2017

Net Hurricane Financial Impact for Full-Year 2017 Estimated to be $11 Million

Quarterly Distributions Announced Previously

SAN ANTONIO, November 7, 2017 - For the third quarter of 2017, net income applicable to common limited partners was $14 million, or $0.15 per unit, down 63% from $39 million, or $0.49 per unit for third quarter 2016, while earnings before interest, taxes, depreciation and amortization (EBITDA) were $156 million, up 9% from $142 million for third quarter 2016.

“The disconnect between our third quarter net income and EBITDA was expected, as net income was burdened by the higher interest and depreciation expense and the additional units issued to finance the Permian Acquisition,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. “However, the fact that EBITDA for both our pipeline and storage segments were higher quarter-over-quarter, largely as a result of contributions from our Permian Crude System and the Martin Terminal acquisition, underscores the long-term potential of our acquisition strategy.

“In addition to the significant market headwinds that the MLP sector has faced for some time now, a spate of hurricanes in September caused damage in the Gulf and substantial destruction in the Caribbean. As a result, a large proportion of the nation’s refining capacity was shut down, in some cases for weeks, which had a negative impact on many MLPs - including NuStar,” Barron noted.

“Hurricanes Harvey and Irma affected six of our facilities in Texas and Florida, where, thanks to our employees’ planning and preparation for rising water, we sustained relatively minimal damage and were able to resume operations soon after the storms had passed.

“Unfortunately, while our planning and preparation for Hurricane Irma at our St. Eustatius terminal mitigated the effect of rising water there, virtually no advanced planning can buffer the impact of 146-mph winds and 30-foot seas. The sheer force of Irma’s high winds and waves inflicted substantial damage to our facility, as the storm battered our tanks, marine facilities and terminal buildings, eroded the shoreline and deposited debris throughout the facility.

“We are grateful that all of our tanks at the facility, other than those under construction, were largely spared and determined safe to stay in-service. We were able to resume operations there within a matter of weeks, and we expect the facility to be fully operational by mid-December.

“Importantly, we expect our insurance to fully cover the cost of repairing the property damage at our St. Eustatius facility, over our insurance deductible. In total, across our seven affected facilities, we currently expect the financial impact of the hurricanes to be a net loss of approximately $11 million.

“Planning and preparation are critical, whether you’re talking about inclement weather or business cycles. And it’s due to the planning effort that we launched in 2014, at the outset of this historic low crude price cycle, that we successfully returned to 1.0 times cover of our distribution, maintained full coverage for three years, de-risked our business and optimized our base business assets.

“Perhaps most importantly, the groundwork we laid positioned us to establish a significant platform for growth in what’s proven to be the strongest, most resilient U.S. shale play, the Permian Basin,” said Barron. “When we purchased our Permian Crude System this past May, we projected that the acquisition would be dilutive to our coverage for a little over a year, but we made the decision to move forward because the system’s long-term growth far outweighs the short-term impact to our coverage ratio. And that’s exactly what we have seen: the Permian Basin is meeting, and, in some cases, exceeding, our initial forecasts. The basin continues to grow, and the same is true for our system, with rig counts, throughputs and volumes all up.

“As we projected at the time of the acquisition, our distribution coverage ratio for third quarter 2017 was below 1.0 times. Due to the anticipated higher financing costs, along with unanticipated higher reliability costs, in the third quarter 2017, our DCF available to common limited partners was $67.0 million or about $20 million less than the third quarter of 2016, and our distribution coverage ratio to the common limited partners for third quarter 2017 was 0.66 times.

“Our Permian Crude System has been growing, and we believe it will continue to grow, on pace with our forecast. While we continue to execute on our growth plan for our Permian Crude System, we will continue to work efficiently, safely and responsibly, to return to 1.0 times cover, reduce our leverage and build long-term unitholder value, said Barron.”

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As previously announced on October 18, 2017, the third quarter 2017 Series A preferred unit distribution of $0.53125 per unit and Series B preferred unit distribution of $0.47657 per unit will be paid on December 15, 2017 to holders of record as of December 1, 2017. In addition, the third quarter 2017 common unit distribution of $1.095 per unit will be paid on November 14, 2017 to holders of record as of November 9, 2017.

Third Quarter 2017 Earnings Conference Call Details
A conference call with management is scheduled for 9:00 a.m. CT today, November 7, 2017, to discuss the financial and operational results for the third quarter of 2017. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 93805813. International callers may access the discussion by dialing 661/378-9931, passcode 93805813. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 93805813. International callers may access the playback by dialing 404/537-3406, passcode 93805813. The playback will be available until 12:00 p.m. CT on December 7, 2017.
Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/m6/p/ounvkpgz or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.
The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.
NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has more than 9,300 miles of pipeline and 81 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has more than 96 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s website at www.nustarenergy.com.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2016 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

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NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Statement of Income Data:
Revenues:
Service revenues	$295,102	$277,758	$845,264	$814,727
Product sales	145,464	163,660	518,220	470,198
Total revenues	440,566	441,418	1,363,484	1,284,925
Costs and expenses:
Cost of product sales	138,078	155,129	490,363	441,736
Operating expenses	116,590	117,432	334,016	335,315
General and administrative expenses	25,003	26,957	83,202	73,399
Depreciation and amortization expense	69,178	53,946	193,643	160,739
Total costs and expenses	348,849	353,464	1,101,224	1,011,189
Operating income	91,717	87,954	262,260	273,736
Interest expense, net	(45,256)	(35,022)	(127,282)	(103,374)
Other (expense) income, net	(5,126)	362	(4,898)	(10)
Income before income tax expense	41,335	53,294	130,080	170,352
Income tax expense	2,743	2,153	7,298	9,293
Net income	$38,592	$51,141	$122,782	$161,059

Net income applicable to common limited partners	$14,305	$38,592	$57,121	$123,410
Basic and diluted net income per common unit	$0.15	$0.49	$0.65	$1.58
Basic weighted-average common units outstanding	93,031,320	78,031,053	87,392,597	77,934,802

Other Data (Note 1):
EBITDA	$155,769	$142,262	$451,005	$434,465
DCF available to common limited partners	$66,974	$87,613	$216,183	$277,460

	September 30,		December 31,
	2017	2016	2016
Balance Sheet Data:
Total debt	$3,650,606	$3,160,049	$3,068,364
Partners’ equity	$2,419,862	$1,469,993	$1,611,617

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Pipeline:
Refined products pipelines throughput (barrels/day)	527,148	536,509	524,277	532,275
Crude oil pipelines throughput (barrels/day):	679,721	384,359	549,898	398,229
Total throughput (barrels/day)	1,206,869	920,868	1,074,175	930,504
Throughput revenues	$137,426	$122,481	$385,406	$362,929
Operating expenses	41,463	41,331	114,734	110,494
Depreciation and amortization expense	34,844	22,228	91,657	65,696
Segment operating income	$61,119	$58,922	$179,015	$186,739
Storage:
Throughput (barrels/day) (Note 2)	294,544	810,470	315,616	788,963
Throughput terminal revenues	$21,120	$30,239	$63,932	$88,307
Storage terminal revenues	136,951	127,528	400,129	373,733
Total revenues	158,071	157,767	464,061	462,040
Operating expenses	66,603	69,722	199,525	206,883
Depreciation and amortization expense	32,145	29,625	95,405	88,661
Segment operating income	$59,323	$58,420	$169,131	$166,496
Fuels Marketing:
Product sales and other revenue	$147,463	$166,191	$524,083	$476,499
Cost of product sales	140,110	157,567	497,722	450,705
Gross margin	7,353	8,624	26,361	25,794
Operating expenses	8,885	8,961	22,464	25,512
Segment operating income	$(1,532)	$(337)	$3,897	$282
Consolidation and Intersegment Eliminations:
Revenues	$(2,394)	$(5,021)	$(10,066)	$(16,543)
Cost of product sales	(2,032)	(2,438)	(7,359)	(8,969)
Operating expenses	(361)	(2,582)	(2,707)	(7,574)
Total	$(1)	$(1)	$—	$—
Consolidated Information:
Revenues	$440,566	$441,418	$1,363,484	$1,284,925
Cost of product sales	138,078	155,129	490,363	441,736
Operating expenses	116,590	117,432	334,016	335,315
Depreciation and amortization expense	66,989	51,853	187,062	154,357
Segment operating income	118,909	117,004	352,043	353,517
General and administrative expenses	25,003	26,957	83,202	73,399
Other depreciation and amortization expense	2,189	2,093	6,581	6,382
Consolidated operating income	$91,717	$87,954	$262,260	$273,736

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Notes:
(1)NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its determination of the company-wide bonus and the vesting of performance units awarded to management. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of EBITDA, DCF and distribution coverage ratio:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$38,592	$51,141	$122,782	$161,059
Interest expense, net	45,256	35,022	127,282	103,374
Income tax expense	2,743	2,153	7,298	9,293
Depreciation and amortization expense	69,178	53,946	193,643	160,739
EBITDA	155,769	142,262	451,005	434,465
Interest expense, net	(45,256)	(35,022)	(127,282)	(103,374)
Reliability capital expenditures	(14,798)	(8,512)	(30,200)	(25,834)
Income tax expense	(2,743)	(2,153)	(7,298)	(9,293)
Mark-to-market impact of hedge transactions (a)	497	(3,954)	(2,652)	6,492
Unit-based compensation (b)	1,622	1,291	5,328	3,499
Preferred unit distributions	(12,153)	—	(26,916)	—
Other items (c)	(2,750)	6,567	(4,119)	9,903
DCF	$80,188	$100,479	$257,866	$315,858
Less DCF available to general partner	13,214	12,866	41,683	38,398
DCF available to common limited partners	$66,974	$87,613	$216,183	$277,460

Distributions applicable to common limited partners	$101,870	$85,943	$305,652	$256,513
Distribution coverage ratio (d)	0.66x	1.02x	0.71x	1.08x

(a)
DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.

(b)
We intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)	Other items primarily consist of adjustments for throughput deficiency payments and construction reimbursements.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

(2)Throughputs for the three and nine months ended September 30, 2016 included 491,401 and 471,140 barrels per day, respectively, from our refinery storage tank agreements, which changed from throughput-based to lease-based effective January 1, 2017.